As filed with the Securities and Exchange Commission on September 27, 1994.

                                                Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            THE TURNER CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware				  13-3209884
(State or other jurisdiction			(I.R.S. Employer
of incorporation or organization)		Identification No.)

        375 Hudson Street			     10014
        New York, New York			  (Zip Code)
(Address of principal executive offices)

			   -----------------------
                           Joseph V. Vumbacco, Esq.
                                General Counsel
                            The Turner Corporation
                               375 Hudson Street
                           New York, New York 10014
                                (212) 229-6000
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                           David W. Bernstein, Esq.
                                Rogers & Wells
                                200 Park Avenue
                           New York, New York 10166

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------

Title of securities to	Amount to be	Proposed maximum	Proposed maximum 	Amount of
be registered		registered	offering price per	aggregate offering	registration
					share(1)		price			fee
- -----------------------------------------------------------------------------------------------------

Common Stock,
$1.00 par value		200,000 shares	    $8.75		   $1,750,000		   $604
=====================================================================================================
(1)   Estimated solely for the purpose of calculating the registration fee on the basis of the last sale price of the Common Stock on the American Stock Exchange on September 21, 1994, pursuant to Rule 457(c) of the Securities Act of 1933.

      The prospectuses included in this Registration Statement also relate to Registration
      No. 33-50244.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Pamphlet dated August 1994 distributed to participants in The Turner Corporation Employee Stock Purchase Program (the "Stock Purchase
Program"). The Pamphlet, together with Item 3 of Part II of this
Registration Statement, constitute a Section 10(a) Prospectus.

                            PROSPECTUS FOR RESALES

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form
S-8, to be used in connection with resales of securities acquired under The Turner Corporation Stock Purchase Program by affiliates of The Turner Corporation, as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS


                            THE TURNER CORPORATION

                                 COMMON STOCK

                          (Par Value $1.00 per share)



     This Prospectus relates to shares of Common Stock of The Turner Corporation (the "Company") which may be offered from time to time by the people named under "Selling Security Holders" on the American Stock Exchange, where the Company's Common Stock is listed, or on other securities exchanges or in other markets where the Common Stock may be traded, or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 375 Hudson Street, New York, New
York 10014 (Telephone No. (212) 229-6000).



            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.




     The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.




			  -----------------------




              The date of this Prospectus is September 26, 1994.

                               TABLE OF CONTENTS


Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . 2
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . . 2
Method of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SEC Position Regarding Indemnification . . . . . . . . . . . . . . . . . . 3

                             AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, and at the following Regional
Offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.
Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. That material and other information concerning the Company can also be inspected at the American Stock Exchange, 86
Trinity Place, New York, New York 10006.

                          INCORPORATION BY REFERENCE

              The Company incorporates by reference into this Prospectus
(a) the Company's Annual Report on Form 10-K for the year ended
December 31, 1993, (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994, (c) the Company's proxy statement dated April 11, 1994, (d) all other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 since December 31, 1993 and (e) the description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act relating to the Common Stock, including any amendment or report filed for the purpose of updating that description.
All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to The Turner Corporation, 375 Hudson Street, New York, New York 10014, Attention:
Joseph V. Vumbacco, telephone number (212) 229-6000.

                           SELLING SECURITY HOLDERS

              This Prospectus relates to possible sales by officers of the Company who are eligible to participate in The Turner Corporation Employee Stock Purchase Program (the "Stock Purchase Program") of shares of Common Stock purchased for them from the Company under the Stock Purchase Program. The names of those Selling Securities
Holders are not known by the Company at this time and will be provided by the Company, along with the number of shares of Common Stock owned by each of them and the number of shares to be resold, in a supplement to this Prospectus pursuant to General Instruction C(3) to Form S-8 and Rule 424(b) under the Securities Act of 1933.

                                METHOD OF SALE

              The Company anticipates that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public on the American Stock Exchange, where the Company's Common Stock is listed for trading, or on other securities exchanges or in other markets where the Company's Common Stock may be traded, or in negotiated transactions. The Company anticipates that sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. There is no present plan of distribution.

                    SEC POSITION REGARDING INDEMNIFICATION

              The Company's bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, without reasonable belief that their conduct was unlawful.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                  PART II


                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.
	      ----------------------------------------
              The following documents are incorporated by reference in this Registration Statement:

              (a) The Annual Report of The Turner Corporation (the "Company") on Form 10-K for the year ended December 31, 1994.

              (b) The Quarterly Reports of the Company on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994.

              (c)    The Company's proxy statement dated April 11, 1994.

              (d) All documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993.

              (e) The description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating that description.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents.


Item 4.       Description of Securities.
	      --------------------------
              Not applicable.


Item 5.       Interests of Named Experts and Counsel.
              ---------------------------------------
              Not applicable.


Item 6.       Indemnification of Directors and Officers.
              ------------------------------------------

              Section 145 of the General Corporation Law of Delaware gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations.
That indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

              Article VIII of the by-laws of the Company makes mandatory the indemnification expressly authorized under the Delaware General Corporation Law. The applicable standard is that the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

              The Company has purchased insurance which insures officers and directors of the Company against loss arising from claims by reason of their legal liability for acts as officers and directors.


Item 7.       Exemption from Registration Claimed.
	      ------------------------------------
              Not applicable.


Item 8.       Exhibits.
              ---------
              The following documents are filed with or incorporated by reference in this Registration Statement:


          5   Opinion of Rogers & Wells

          23  Consents of Experts and Counsel

              (i) Rogers & Wells (counsel)-included in Exhibit 5

              (ii) Arthur Andersen LLP (independent public accountants)

          25  Powers of Attorney-included on signature pages


Item 9.   Undertakings.
          -------------
          The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
                    Statement or any material change to such information in the registration statement.

              (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

		The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New
York on this 26th day of September, 1994.


                                           THE TURNER CORPORATION

                                           By:  ALFRED T. MCNEILL
					      ---------------------
                                                Alfred T. McNeill
                                                Chairman of the Board


                               POWER OF ATTORNEY

              Each person whose signature appears below appoints each of Alfred T. McNeill, Harold J. Parmelee and Joseph V. Vumbacco his agent and attorney in fact, with full power of substitution, to execute for him and in his name, in any and all capacities, all amendments, including post-effective amendments, to the Registration Statement to which this power of attorney is attached.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:
                                   Chairman of the Board,
                                   Chief Executive
                                   Officer, Director        September 26, 1994
ALFRED T. MCNEILL
- ----------------------------
Alfred T. McNeill

PRINCIPAL FINANCIAL OFFICER:
                                   Senior Vice President,
                                   Chief Financial
                                   Officer                  September 26, 1994
DAVID SMITH
- ----------------------------
David Smith

PRINCIPAL ACCOUNTING OFFICER:



ANTHONY C. BREU
- ----------------------------       Controller               September 26, 1994
Anthony C. Breu

ADDITIONAL DIRECTORS:


- ---------------------------                                September    , 1994
Heinrich Baumann-Steiner


WALTER G. EHLERS
- ---------------------------      			   September 26, 1994
Walter G. Ehlers


A. GARY FIEGER
- ---------------------------                                September 26, 1994
A. Gary Fieger


ELLIS T. GRAVETTE, JR.
- ---------------------------                                September 26, 1994
Ellis T. Gravette, Jr.


LEIF LOMO
- ---------------------------                                September 26, 1994
Leif Lomo


CHARLES H. MOORE, JR.
- ---------------------------                                September 26, 1994
Charles H. Moore, Jr.


HAROLD J. PARMELEE
- ---------------------------                                September 26, 1994
Harold J. Parmelee


PETER K. STEINER
- ---------------------------                                September 26, 1994
Peter K. Steiner


GORDON A. WALKER
- ---------------------------                                September 26, 1994
Gordon A. Walker


JOHN O. WHITNEY
- ---------------------------                                September 26, 1994
John O. Whitney


FREDERICK W. ZUCKERMAN
- ---------------------------                                September 26, 1994
Frederick W. Zuckerman